Exhibit 4.2

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

STOCK OPTION AND SUBSCRIPTION AGREEMENT

This STOCK OPTION AND SUBSCRIPTION AGREEMENT (the "Agreement") is made as of _______________, 2004, by and between BULLDOG TECHNOLOGIES INC. (the "Company"), whose business address is Suite 301, 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7, and ____________________, whose address is __________________________________ (the "Optionee").

RECITALS

WHEREAS:

A. The Company wishes to grant stock options to purchase an aggregate of _________ shares of the Company's common stock to the Optionee as an incentive for the Optionee in carrying out the duties and responsibilities of the position of _____________________ of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Optionee to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.1        In this Agreement, the following terms shall have the following meanings:

(a)	"Exercise Payment" means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(b)	"Exercise Price" means $_________ ;

(c)	"Expiry Date" means ____________________ ;

(d)
"Notice of Exercise" means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Exhibit "A" hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(e)
"Options" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 1.2 of this Agreement;

(f)	"Optioned Shares" means the common shares of the Company, subject to the Options;

(g)	"Securities" means, collectively, the Options and the Optioned Shares;

(h)	"Shareholders" means holders of record of the Shares;

(i)	"Shares" means the common shares in the capital stock of the Company;

(j)	"U.S. Person" shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States; and

(k)	"Vested Options" means the Options that have vested in accordance with Section 1.3 of this Agreement.

1.2        The Company hereby grants to the Optionee as an incentive and in consideration of his appointment as the _________________________ , subject to the terms and conditions hereinafter set forth, Options to purchase a total of _____________________ ( _________ ) Optioned Shares at the Exercise Price.

1.3        The Options shall vest over _____________ months beginning on __________________________ , 200____, with a total of ______________________ (________) Options vesting each month for the first ________________ months and ____________________________ (____) Options vesting in month _____________.

1.4        The Options shall, at 5:00 p.m. (Vancouver time) on the Expiry Date, forthwith expire and be of no further force or effect whatsoever.

1.5        In the event of the death of the Optionee on or prior to the Expiry Date, the Vested Options, or such part thereof as remains unexercised, may be exercised by the personal representative of the Optionee at any time prior to 5:00 p.m. (Vancouver time) on the first anniversary of the date of death of the Optionee or prior to 5:00 p.m. (Vancouver time) on the Expiry Date, whichever is the earlier. In the event of the death of the Optionee on or prior to the Expiry Date, all of the Options which have not vested as of the date of death of the Optionee shall immediately expire and be of no further force or effect whatsoever.

1.6        In the event the Optionee ceases to be a consultant, a director or an employee of the Company, all of the Options which have not vested as of the date upon which the Optionee ceases to be a consultant, a director or an employee of the Company shall immediately expire and be of no further force or effect whatsoever.

1.7        Subject to the provisions hereof, the Vested Options shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Optionee or his personal representative giving a Notice of Exercise together with the Exercise Payment by cash or by certified cheque, made payable to the Company.

1.8        Upon the exercise of all or any part of the Vested Options and upon receipt by the Company of the Exercise Payment, the Company shall cause to be delivered to the Optionee or his personal representative, within ten (10) days following receipt by the Company of the Notice of Exercise, a certificate in the name of the Optionee or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise.

1.9        Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

2.          Acknowledgements of the Optionee

2.1        The Optionee acknowledges and agrees that:

(a)
none of the Options or the Optioned Shares have been registered under the 1933 Act or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c)
the Optionee has received and carefully read this Agreement and the public information which has been filed with the Securities and Exchange Commission (the "SEC") in compliance or intended compliance with applicable securities legislation (collectively, the "Company Information");

(d)
the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the Company Information (the receipt of which is hereby acknowledged);

(e)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f)	there is no government or other insurance covering the Securities;

(g)	there are risks associated with an investment in the Securities;

(h)
the Company has advised the Optionee that the Company is relying on an exemption from the requirements to provide the Optionee with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Optionee;

(i)
the Optionee has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Optionee may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(j)
the Optionee and the Optionee's advisor(s) (if applicable) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the acquisition of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(k)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Optionee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the acquisition of the Securities hereunder have been made available for inspection by the Optionee, the Optionee's attorney and/or advisor(s) (if applicable);

(l)	the Company is entitled to rely on the representations and warranties and the statements and answers of the Optionee contained in this Agreement;

(m)
the Optionee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Optionee contained herein or in any document furnished by the Optionee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Optionee to comply with any covenant or agreement made by the Optionee to the Company in connection therewith;

(n)
none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Optionee that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc.;

(o)
in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Optionee's ability to resell the Securities under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission;

(p)
the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(q)
the Optionee has been advised to consult the Optionee's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Optionee is resident in connection with the distribution of the Securities hereunder, and

	(ii)	applicable resale restrictions; and

(r)	this Agreement is not enforceable by the Optionee unless it has been accepted by the Company.

3.          Representations, Warranties and Covenants of the Optionee

3.1        The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:

(a)	the Optionee is an employee of the Company;

(b)	the Optionee is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(c)	the Optionee is not a U.S. Person;

(d)	the Optionee is resident in the jurisdiction set out on page 1 of this Agreement;

(e)	the Optionee is outside the United States when receiving and executing this Agreement and is acquiring the Securities as principal for the Optionee's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(f)
the Optionee acknowledges that the Optionee has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Optionee may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(g)	the Optionee has received and carefully read this Agreement;

(h)	the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee in accordance with its terms;

(i)
the acquisition of the Securities by the Optionee as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Optionee;

(j)
the Optionee (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(k)
the Optionee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Optionee has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's various disclosure documents, filed with the SEC;

(l)	the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(m)
the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(n)	the Optionee is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution,

assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and the Optionee has not subdivided its interest in the Securities with any other person;

(o)
the Optionee is not an underwriter of, or dealer in, the common shares of the Company, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(p)
the Optionee has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Optionee's decision to invest in the Securities and the Company;

(q)
the Optionee understands and agrees that none of the Options or the Optioned Securities have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(r)
it understands and agrees that the Company will refuse to register any transfer of the Optioned Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(s)
the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(t)	no person has made to the Optionee any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities;

	(ii)	that any person will refund the purchase price of any of the Securities; or

	(iii)	as to the future price or value of any of the Securities; and

(u)	the Optionee is a consultant of the Company who will be spending a significant amount of time and attention on the affairs and the business of the Company.

4.            Acknowledgement and Waiver

4.1         The Optionee has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Company Information. The Optionee hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Optionee might be entitled in connection with the distribution of any of the Securities.

5.            Legending of Subject Securities

5.1         The Optionee hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

5.2         The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6.            Costs

6.1         The Optionee acknowledges and agrees that all costs and expenses incurred by the Optionee (including any fees and disbursements of any special counsel retained by the Optionee) relating to the acquisition of the Securities shall be borne by the Optionee.

7.            Governing Law

7.1         This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Optionee irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

8.            Survival

8.1         This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the shares underlying the Options by the Optionee pursuant hereto.

9.            Assignment

9.1         This Agreement is not transferable or assignable.

10.          Counterparts and Electronic Means

10.1        This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

11.          Severability

11.1        The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

12.          Entire Agreement

12.1        Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

13.          Effectiveness

13.1        This Agreement shall be deemed to be effective following the delivery by the Optionee to the Company of two fully executed copies of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

BULLDOG TECHNOLOGIES INC.

By:
John Cockburn, Director

SIGNED, SEALED and DELIVERED by ____________	)
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EXHIBIT A

TO:	Bulldog Technologies Inc. 301 - 11120 Horseshoe Way Richmond, British Columbia Canada V7A 5H7

Notice of Exercise

                          This Notice of Exercise shall constitute proper notice pursuant to Section 1.7 of that certain Stock Option Agreement (the "Agreement") dated as of ______________________ , between Bulldog Technologies Inc. (the "Company") and the undersigned.

                          The undersigned hereby elects to exercise Optionee's option to purchase __________________ shares of the common stock of the Company at a price of US$ ________ per share, for aggregate consideration of US$ __________ , on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 1.7 of the Agreement, accompanies this notice.

                          The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at ____________________________________ , the _______ day of _____________________ , _______ .

(Name of Optionee – Please type or print)

(Signature and, if applicable, Office)

(Address of Optionee)

(City, State, and Zip Code of Optionee)

(Fax Number)